                                                                     EXHIBIT 3.1


================================================================================

                          CERTIFICATE OF INCORPORATION

                                       of

                      PROGRAMMED BOOKKEEPING SYSTEMS, INC.

               under Section 402 of the Business Corporation Law

================================================================================


                                                           STATE OF NEW YORK
                                                          DEPARTMENT OF STATE

                                                           FILED SEP 18 1968

                                                                TAX $10
                                                             FILING FEE $50

                                                       /s/ [Signature Illegible]

                                                           Secretary of State

                                                           By /s/ NB
                                                              ------------------
                                                           p-41 [Illegible]

[705840]

                        Certificate of Incorporation of

                      PROGRAMMED BOOKKEEPING SYSTEMS, INC.
               under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1) The name of the proposed corporation is Programmed Bookkeeping Systems, Inc.

     (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

          To provide bookkeeping services, to provide programming services for computer operations, to provide computerization for bookkeeping services and to provide for computerized bookkeeping services, to render assistance in the completion of forms and reports, to provide and render clerical services and assistance.

     (3)  The office of the corporation is to be located in the City (city)
(town) (incorporated village) of New York, County of Queens, State of New York.

     (4) The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200) shares, all of which are to be of one class and all of which shall be without par value.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

                    Programmed Bookkeeping Systems, Inc.
               c/o  Loecher and Zukerman, Esqs.
                    150 East 35th Street
                    New York City, N.Y. 10016








     The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over

IN WITNESS WHEREOF, this certificate has been subscribed this 16th day of September 1968 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.


          MURRAY M LOECHER                          /s/  MURRAY M LOECHER
------------------------------------          ----------------------------------
      Type name of [ILLEGIBLE]                             Signature


        180 West 58th Street
------------------------------------
               Address
        New York, City, N.Y.
------------------------------------          ----------------------------------
      Type Name of [ILLEGIBLE]                             Signature


------------------------------------
               Address


------------------------------------          ----------------------------------
      Type Name of [ILLEGIBLE]                             Signature


------------------------------------
               Address